Exhibit (h)(6)

Schedule A

to

Amended and Restated Expense Limitation Agreement

Dated November 9, 2009

Amended October 24, 2016

Expense Limited Fund	End of Initial Term
PIMCO 0-1 Year U.S. Treasury Index Exchange-Traded Fund	October 31, 2010
PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund	October 31, 2012
PIMCO 1-3 Year U.S. Treasury Index Exchange-Traded Fund	October 31, 2010
PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund	October 31, 2010
PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund	October 31, 2010
PIMCO 25+ Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund	October 31, 2010
PIMCO Broad U.S. TIPS Index Exchange-Traded Fund	October 31, 2010
PIMCO Diversified Income Active Exchange-Traded Fund	October 31, 2014
PIMCO Enhanced Short Maturity Active Exchange-Traded Fund	October 31, 2011
PIMCO Foreign Bond Active Exchange-Traded Fund (U.S. Dollar- Hedged)	October 31, 2015
PIMCO Fundamental IndexPLUS® AR Strategy Active Exchange-Traded Fund	October 31, 2015
PIMCO Global Advantage® Inflation-Linked Bond Active Strategy Fund	October 31, 2012
PIMCO Government Limited Maturity Active Exchange-Traded Fund	October 31, 2011
PIMCO High Yield Corporate Bond Index Exchange-Traded Fund	October 31, 2011
PIMCO Inflation-Linked Active Exchange-Traded Fund	October 31, 2014
PIMCO Intermediate Municipal Bond Active Exchange-Traded Fund	October 31, 2011
PIMCO International Fundamental IndexPLUS® AR Strategy Active Exchange-Traded Fund	October 31, 2015
PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund	October 31, 2011
PIMCO Low Duration Active Exchange-Traded Fund	October 31, 2014
PIMCO Low Duration Investment Grade Corporate Bond Active Exchange-Traded Fund	October 31, 2015
PIMCO Prime Limited Maturity Active Exchange-Traded Fund	October 31, 2011
PIMCO Short Term Municipal Bond Active Exchange-Traded Fund	October 31, 2011
PIMCO Total Return Active Exchange-Traded Fund	October 31, 2012

PIMCO ETF Trust	PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Henrik P. Larsen	By:	/s/ Peter Strelow

Name:	Henrik P. Larsen	Name:	Peter Strelow
Title:	Vice President	Title:	MD, Global Head FBG